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                            STOCK PURCHASE AGREEMENT

                                  by and among

                            Dallas Aerospace, Inc.,

                                     Buyer,

                                      and

                      Craig A. Herndon, individually, and
 Craig A. Herndon as Trustee of the Craig A. Herndon Living Trust, as amended;

                             Scott R. Herndon, and
                        Hope Herndon, individually, and
  Scott R. Herndon and Hope Herndon as Trustees of the Scott R. Herndon Living
                                Trust as amended

                      LeVona M. Herndon, individually and
  LeVona M. Herndon and Boatmen's Trust Company as Co-Trustees of the Price B.
                       Herndon Living Trust, as amended,

                                    Sellers,

                             Dated January 15, 1997


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


                                TABLE OF CONTENTS

                                                                                                               Page
RECITALS .........................................................................................................1

ARTICLE I PURCHASE AND SALE.......................................................................................1
         1.1 The Shares...........................................................................................1
         1.2 Consideration........................................................................................2
         1.3 Payment of Debt......................................................................................2
         1.4 Closing; Cooperation.................................................................................2
         1.5 Deliveries of Sellers at Closing.....................................................................2
         1.6 Deliveries of Buyer at Closing.......................................................................2
         1.7 Post-Closing Adjustment..............................................................................3

ARTICLE II REPRESENTATIONS AND WARRANTIES OF SELLERS..............................................................3
         2.1 Enforceable Agreement; Stock Ownership...............................................................4
         2.2 Capitalization and Related Matters...................................................................4
         2.3 Corporate Existence and Qualification................................................................4
         2.4 Affiliates...........................................................................................4
         2.5 Property and Permits.................................................................................4
         2.6 Financial Statements.................................................................................5
         2.7 Books and Records....................................................................................5
         2.8 No Undisclosed Material Liabilities..................................................................5
         2.9 Taxes................................................................................................5
         2.10 Accounts Receivable.................................................................................7
         2.11 Inventories.........................................................................................7
         2.12 Absence of Certain Changes..........................................................................8
         2.13 No Breach of Law or Governing Document..............................................................9
         2.14 Litigation..........................................................................................9
         2.15 Environmental Matters...............................................................................9
         2.16 Contracts..........................................................................................10
         2.17 Intellectual Property..............................................................................11
         2.18 Insurance..........................................................................................11
         2.19 Officers, Directors, Employees, and Consultants....................................................11
         2.20 Bank Accounts of the Company.......................................................................12
         2.21 Transactions with Related Persons..................................................................12
         2.22 Labor Matters......................................................................................12
         2.23 Employee Benefit Matters...........................................................................12
         2.24 Discrimination and Occupational Safety and Health..................................................13
         2.25 Product Warranties.................................................................................14
         2.26 Product Liability Claims...........................................................................14
         2.27 Governmental Approvals and Filings.................................................................14
         2.28 Disclosure.........................................................................................14
         2.29 Brokers, Finders...................................................................................15

ARTICLE III REPRESENTATIONS AND WARRANTIES OF BUYER..............................................................15
         3.1 Authorization.......................................................................................15
         3.2 Brokers, Finders....................................................................................15
         3.3 Access to Company...................................................................................15

ARTICLE IV CONDITIONS TO BUYER'S OBLIGATIONS.....................................................................15
         4.1 Representations and Warranties......................................................................15
         4.2 Performance of Agreement............................................................................16
         4.3 Closing Certificate.................................................................................16
         4.4 Contributions Certificate...........................................................................16
         4.5 Bank Certificate....................................................................................16
         4.6 Approvals...........................................................................................16
         4.7 No Adverse Proceeding...............................................................................16
         4.8 Opinion of Counsel..................................................................................16
         4.9 Employment Agreements...............................................................................17
         4.10 Lease..............................................................................................17
         4.11 Earn-out Agreement.................................................................................17
         4.12 Non-Competition Agreements.........................................................................17
         4.13 Extension..........................................................................................17
         4.14 Stock Option Agreement.............................................................................17
         4.15 Resignations.......................................................................................17
         4.16 Escrow Agreement...................................................................................17

ARTICLE V CONDITIONS TO SELLERS' OBLIGATIONS.....................................................................18
         5.1 Representations and Warranties......................................................................18
         5.2 Performance of Agreement............................................................................18
         5.3 Certificate.........................................................................................18
         5.4 Employment Agreements...............................................................................18
         5.5 Lease...............................................................................................18
         5.6 Earn-out Agreement..................................................................................18
         5.7 Stock Option Agreement..............................................................................18
         5.8 No Adverse Proceeding...............................................................................19
         5.9 Escrow Agreement....................................................................................19

ARTICLE VI ADDITIONAL COVENANTS OF THE PARTIES...................................................................19
         6.1 Conduct of Business Before Closing..................................................................19
         6.2 Access to Records...................................................................................19
         6.3 Confidentiality.....................................................................................19
         6.4 Shareholder Loan....................................................................................19
         6.5 Further Assurances..................................................................................20

ARTICLE VII INDEMNIFICATION......................................................................................20
         7.1 Indemnification of Buyer............................................................................20
         7.2 Indemnification of Sellers..........................................................................20
         7.3 Survival............................................................................................20
         7.4 Limitations.........................................................................................21
         7.5 Notice of Claim.....................................................................................21
         7.6 Right to Contest Claims of Third Persons............................................................21
         7.7 Limitation of BTC Liability.........................................................................22

ARTICLE VIII MISCELLANEOUS PROVISIONS............................................................................22
         8.1 Notice..............................................................................................23
         8.2 Entire Agreement....................................................................................23
         8.3 Assignment; Binding Agreement.......................................................................23
         8.4 Counterparts........................................................................................24
         8.5 Headings; Interpretation............................................................................24
         8.6 Expenses............................................................................................24
         8.7 Termination of the Agreement........................................................................24
         8.8 Remedies Cumulative.................................................................................24
         8.9 Governing Law.......................................................................................24

                              TABLE OF DEFINITIONS

Accountant........................................................................................................3
Accounts Receivable...............................................................................................7
Action............................................................................................................9
Additional Consideration..........................................................................................1
Affiliate.........................................................................................................4
affiliated group..................................................................................................6
Agreement.........................................................................................................1
Balance Sheet.....................................................................................................5
Bank..............................................................................................................2
Buyer.............................................................................................................1
Buyer Indemnified Persons........................................................................................20
Capital Contributions.............................................................................................2
Closing...........................................................................................................2
Closing Balance Sheet.............................................................................................3
Closing Date......................................................................................................2
Closing Equity....................................................................................................3
Code..............................................................................................................6
Company...........................................................................................................1
Contract.........................................................................................................10
Environmental Law.................................................................................................9
Environmental Property............................................................................................9
ERISA............................................................................................................13
Escrow Agent......................................................................................................2
Escrow Agreement..................................................................................................2
Escrow Amount.....................................................................................................2
Financial Statements..............................................................................................5
GAAP..............................................................................................................5
Government........................................................................................................7
Hazardous Materials..............................................................................................10
Indemnified Losses...............................................................................................20
Indemnified Party................................................................................................21
Indemnifying Party...............................................................................................20
JIT Agreement....................................................................................................17
Law...............................................................................................................9
Losses...........................................................................................................20
Maximum Amount...................................................................................................21
Notice of Dispute.................................................................................................3
Order.............................................................................................................9
Parties...........................................................................................................1
Party.............................................................................................................1
Property..........................................................................................................8
Purchase Price....................................................................................................1
Sellers...........................................................................................................1
Sellers Indemnified Persons......................................................................................20
September Balance Sheet...........................................................................................2
Shares............................................................................................................1
Tax Returns.......................................................................................................6
Taxes.............................................................................................................7
Third Person.....................................................................................................21
Third-Person Claim...............................................................................................21

                            STOCK PURCHASE AGREEMENT


                  THIS STOCK PURCHASE AGREEMENT (the "Agreement") is entered into as of January 15, 1997, by and among, Dallas Aerospace, Inc. a Texas corporation ("Buyer"), and Craig A. Herndon, as Trustee of the Craig A. Herndon Living Trust, Scott R. Herndon and Hope Herndon, as Trustees of the Scott R. Herndon Living Trust, and LeVona M. Herndon and Boatmen's Trust Company as Co-Trustees of the Price B. Herndon Living Trust ("Shareholders") and Craig A. Herndon, Scott R. Herndon, Hope Herndon and LeVona M. Herndon, each individually as beneficiaries of the Shareholders ("Beneficiaries") (collectively, the Shareholders and the Beneficiaries are the "Sellers") (Buyer and Sellers are each a "Party" and together "Parties").

                                    RECITALS

                  A. Buyer desires to purchase from Shareholders, on the following terms and conditions, all of the issued and outstanding shares of all of the capital stock (the "Shares") of P. B. Herndon Company, a Missouri corporation ("Company"); and

                  B. Shareholders desire to sell to Buyer, on the following terms and conditions, the Shares.

                  C. As all the significant beneficiaries of Shareholders, the Beneficiaries consent to the obligations of the Shareholders set forth herein and agree to the obligations of the Beneficiaries set forth herein.

                  NOW, THEREFORE, in consideration of the recitals and the mutual covenants, representations, warranties, conditions, and agreement hereinafter expressed, the Parties agree as follows:

                                   ARTICLE I
                               PURCHASE AND SALE

                  1.1      The Shares

                  Upon the terms and subject to the conditions set forth in this Agreement, at Closing, Shareholders shall sell and deliver to Buyer and Buyer shall purchase and accept from Shareholders the Shares, free and clear of all security interests, claims, and restrictions other than the Mercantile Pledge (as defined in Section 6.4).

                  1.2      Consideration

                  The consideration that Buyer shall pay Shareholders for the Shares, the obligations of Sellers under Article IV, and the other rights of Buyer hereunder shall be (i) Seven Million, Two Hundred Thousand Dollars ($7,200,000) ("Purchase Price"), as adjusted pursuant to Section 1.7, plus (ii) an additional amount of $7,500,000 in accordance with Section 1.3 ("Additional Consideration") plus (iii) the earn-out consideration, if any, provided for in the Earn-out Agreement the form of which is attached hereto as Exhibit 1.2; provided, however, that the foregoing is subject to the provisions of the escrow agreement, dated the Closing Date and attached hereto as Exhibit 1.2 ("Escrow Agreement"), among certain Shareholders, Buyer and Mercantile Bank National Association (the "Escrow Agent") pursuant to which Buyer shall deposit $700,000 (the "Escrow Amount") of the Purchase Price on the Closing Date. The foregoing consideration shall be allocated among the Shareholders as set forth on Schedule 1.2.

                  1.3      Payment of Debt

                  (a) The Sellers acknowledge and agree that the Purchase Price has been calculated, and is being paid, based on the net assets of the Company as reflected in the Company's balance sheet dated September 30, 1996 and attached hereto as Schedule 1.3 ("September Balance Sheet") and based on the agreement that the Company will before the Closing have reduced by $7,500,000 the bank debt as reflected on the September Balance Sheet or incurred thereafter.

                  (b) Prior to Closing, Sellers shall submit to Buyer a statement certifying that (i) the contributions to the capital of the Company in the amount of $7,500,000 have been made after August 31, 1996 by the Shareholders ("Capital Contributions") and (ii) the Capital Contributions and the proceeds from certain loans by the Sellers to the Company have been used to extinguish all obligations under the Revolving Loan Agreement between Mercantile Bank of St. Louis National Association ("Bank") and the Company, dated December 15, 1994 as amended and that certain master lease agreement, dated April 26, 1995 (collectively, the "Bank Debt").

                  1.4      Closing; Cooperation

                  The consummation of the transactions contemplated hereby ("Closing") shall take place at the offices of Bryan Cave, 211 N. Broadway, St. Louis, Missouri, 36th Floor, at 10:00 a.m. local time on January 16, 1997 ("Closing Date"), or, if the conditions to Closing are not by then satisfied, on such Closing Date upon satisfaction of such conditions as Buyer shall reasonably designate. Each Party shall reasonably cooperate, as to matters under such Party's control, in the satisfaction of conditions to the obligations of the Parties at Closing; provided, that the foregoing shall not require either Party to waive any condition herein to its obligations at Closing or to incur any substantial cost not otherwise required hereunder.

                  1.5      Deliveries of Sellers at Closing

                  Subject to the conditions to Sellers' obligations in Article V, at Closing, Sellers shall deliver or cause to be delivered to Buyer (a) a certificate or certificates evidencing the Shares, duly endorsed or accompanied by a duly executed stock power and (b) execute and deliver or cause to be delivered the documents identified in Article IV.

                  1.6      Deliveries of Buyer at Closing

                  Subject to the conditions to Buyer's obligations in Article IV, at Closing, Buyer shall (a) wire transfer in immediately-available funds, to accounts designated by Shareholders, the Purchase Price and the Additional Consideration less the Escrow Amount, (b) wire transfer in immediately-available funds the Escrow Amount to the Escrow Agent and (c) execute and deliver or cause to be executed and delivered the documents identified in Article V.

                  1.7      Post-Closing Adjustment

                           (a)      As soon as practicable after Closing,
Sellers shall prepare a balance sheet of the Company as of the Closing Date ("Closing Balance Sheet"). Buyer may have a representative review all final work papers prepared in connection therewith. The Closing Balance Sheet shall be prepared in accordance with GAAP, and except to the extent not in accordance with GAAP, also shall be prepared consistently with the Balance Sheet. Sellers shall deliver the Closing Balance Sheet to Buyer not later than 45 days after the Closing Date.

                           (b)      If Buyer disputes the Closing Balance Sheet
as delivered by Sellers, Buyer shall so notify Sellers in writing ("Notice of Dispute") not more than 30 days after the date Buyer received the Closing Balance Sheet, specifying in reasonable detail the points of disagreement.
Upon receipt of the Notice of Dispute, Sellers shall promptly consult with Buyer with respect to such points of disagreement in an effort to resolve the dispute. If any such dispute cannot be resolved by Buyer and Sellers within ten calendar days after Buyer receives the Notice of Dispute, they shall refer the dispute to a certified public accountant and partner at Delloite & Touche LLP ("Accountant") as an arbitrator to finally determine, as soon as practicable, and in any event within 90 days after such reference, all points of disagreement with respect to the Closing Balance Sheet. The Accountant shall apply the terms of this Agreement and GAAP, and shall otherwise conduct the arbitration under such procedures as the Parties may agree or, failing such agreement, under the Commercial Rules of the American Arbitration Association. The fees and expenses of the Accountant incurred in connection with the arbitration of the Closing Balance Sheet shall be allocated between the Parties by the Accountant in proportion to the extent either Party did not prevail on items in dispute in the Closing Balance Sheet. All determinations by the Accountant shall be final, conclusive and binding with respect to the Closing Balance Sheet and the allocation of fees and expenses.

                  (c) The Purchase Price shall be adjusted as follows, based on the Closing Balance Sheet determined under Section 1.7(a) or, if necessary, 1.7(b): Sellers shall pay to Buyer the amount by which the stockholders' equity on the Closing Balance Sheet ("Closing Equity") is less than $11,000,000. Any payment so required to be made by Sellers shall be by wire transfer of immediately available funds not more than 5 business days after final determination thereof and shall bear interest from the Closing Date through the date of payment at 2.5 percent above LIBOR from time to time prevailing as quoted by Citibank N.A.

                                   ARTICLE II
                   REPRESENTATIONS AND WARRANTIES OF SELLERS

                  Sellers jointly and severally hereby make the following representations and warranties to Buyer, each of which is true and correct on the date hereof and the date of the Closing and each of which shall survive the
Closing:

                  2.1      Enforceable Agreement; Stock Ownership

                           (a)      Sellers have the power and capacity to
execute and deliver this Agreement, to perform the obligations of Sellers hereunder, and to consummate the transactions contemplated hereby. This Agreement constitutes a valid and binding obligation of Sellers, enforceable against Sellers in accordance with its terms.

                           (b)      Shareholders are and will at Closing be the
sole holders of record and beneficial owners of the Shares. The Shares consist of 1,000 shares of Class A voting common stock and 9,000 shares of Class B non-voting common stock of the Company and are owned by Shareholders free and clear of all security interests, claims, and restrictions. Shareholders will transfer good and marketable title thereto at Closing, free and clear of all security interests, claims, and restrictions other than the Mercantile Pledge which pledge shall be released in accordance with Section 6.4.

                  2.2      Capitalization and Related Matters

                  The authorized capital stock of the Company consists solely of 5,000 shares of Class A voting common stock, par value $1.00, and 25,000 shares of Class B non-voting common stock, par value $1.00, of which the Shares are the only shares issued or outstanding. All the Shares were duly authorized and validly issued and are fully paid and non-assessable. Except for Buyer's rights hereunder, (a) there are no outstanding (i) other securities of the Company, or (ii) rights or options to acquire securities of the Company, and
(b) neither Sellers nor the Company is subject to any obligation to issue, deliver, redeem, or otherwise acquire or retire the Shares or any other securities of the Company.

                  2.3      Corporate Existence and Qualification

                  The Company is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of Missouri; and it is duly qualified and in good standing in each foreign jurisdiction where such qualification is required. The Company has the corporate power and authority to own and use its properties and to transact the business in which it is engaged.

                  2.4      Affiliates

                  Except for the Sellers and Herndon Properties, L.L.C., the Company has no Affiliates. For purposes of this Agreement, an "Affiliate" of a person means any person or entity which is controlling, controlled by, or under common control with, directly or indirectly through any person or entity, the person referred to, and, if the person referred to is a natural person, any member of such person's family.

                  2.5      Property and Permits

                  Except as set forth on Schedule 2.5, the Company is the sole owner of all right, title, and interest in and to all assets reflected on the Balance Sheet and all property, real and personal, tangible and intangible, used by it in, or necessary for it to transact, the business in which it is engaged, free and clear of all mortgages, security interests, claims, restrictions, and other encumbrances, and there exists no restriction on the use or transfer of such assets or property. No such assets or property are in the possession of others and the Company holds no property on consignment. All such tangible assets and property are in good condition and repair, ordinary wear and tear excepted, and fit for their intended purpose, and are not in violation of applicable zoning or other Law. The Company holds all permits, licenses, and other approvals necessary to conduct the business in which it is engaged.

                  2.6      Financial Statements

                           (a)      Set forth on Schedule 2.6 are (i) the
balance sheet of the Company as of June 30, 1996, and the related statements of earnings, stockholders' equity, and changes in financial position or cash flow for the fiscal year then ended, and all notes and schedules thereto, and (ii) the balance sheet of the Company as of September 30, 1996, ("Balance Sheet" and the related statements of earnings and changes in financial position for the period then ended, together with any notes or schedules thereto, ((i) and (ii) together, the "Financial Statements"). The Financial Statements (other than the Balance Sheet and the related statements thereto) have been audited by Peter C. Sharamitaro, an independent public accountant, and his unqualified opinion is set forth on Schedule 2.6.

                           (b)      The Financial Statements, (i) present
fairly, in all material respects, the financial position, results of operations, and cash flows of the Company at the dates and for the periods indicated, and (ii) have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis.

                  2.7      Books and Records

                  The books of account, stock record books, minute books, bank accounts, and other corporate records of the Company are true, correct, and complete in all material respects, have been maintained in accordance with good business practices, and the matters contained therein are accurately reflected in the Financial Statements to the extent appropriate. Copies of the articles of incorporation and bylaws and all amendments thereto of the Company are attached as Schedule 2.7.

                  2.8      No Undisclosed Material Liabilities

                  The Company does not have any material liabilities or obligations whatsoever, known or unknown, accrued, absolute, contingent, or other, except (a) as set forth in the Financial Statements, (b) as set forth on any Schedule to this Agreement, or (c) to the extent they arise in the ordinary course of the business of the Company and are not required to be set forth in a Schedule hereto, (i) Taxes incurred since the date of the Balance Sheet and
(ii) performance and payment obligations (but not liabilities for breach or violation) lawfully incurred under arm's-length Contracts (defined below) for goods or services in the ordinary course of business.

                  2.9      Taxes

                           (a)      Except as set forth on Schedule 2.9, the
Company timely has filed or caused to be filed with the appropriate Government entity all tax returns and reports required to be filed by or on behalf of the Company for all tax periods in which a return is due on or before the Closing Date, including estimated tax and informational returns ("Tax Returns") and, since January 1, 1990, no Tax Returns have been amended. All Tax Returns, as amended, are true, correct, and complete.

                           (b)      All Taxes (whether or not reflected in Tax
Returns as filed) payable by the Company with respect to all periods reflected on Tax Returns have been fully paid, and there are no grounds for the assertion or assessment of any additional Taxes against the Company or its assets with respect to such periods. For all tax periods in which a Tax Return is not due on or before the Closing Date (whether or not the period ends on such date) all unpaid Taxes are properly accrued on the books of the Company and will be so accrued on the Closing Balance Sheet in an amount sufficient to pay them in full when due.

                           (c)      For all taxable periods subsequent to 1990,
the Tax Returns of the Company have not been audited and there are no audits of any Tax Returns in process or threatened. There is no waiver of any statute of limitations in effect with respect to any Tax Returns.

                           (d)      The Company is not and never has been a
member of an "affiliated group" within the meaning of Section 1504 of the Internal Revenue Code of 1986, as amended (the "Code").

                           (e)      Copies of all Tax Returns, tax examination
reports and statements of deficiencies assessed against, or agreed to with respect to the Company with respect to the last five (5) years have been made available to Buyer.

                           (f)      The Company has complied with all Law
relating to the withholding of Taxes and the payment thereof (including, without limitation, withholding of Taxes under Section 1441 and 1442 of the Code, or similar provision under foreign laws), and has timely and properly withheld from employee wages and paid over to the proper Government all amounts required to withhold and be paid over under applicable Law.

                           (g)      The Company is not a party to any safe
harbor lease within the meaning of section 168(f)(8) of the Code, as in effect prior to amendment by the Tax Equity and Fiscal Responsibility Act of 1982. None of the Property has been financed with or directly or indirectly secures any industrial revenue bonds or debt the interest on which is tax-exempt under
Section 103(a) of the Code. The Company is not the borrower or guarantor of any outstanding industrial revenue bonds, and is not a tenant, principal user or related person to any principal user (within the meaning of section 144(a) of the Code) of any property which has been financed or improved with the proceeds of any industrial revenue bonds.

                           (h)      Sellers are not foreign persons within the
meaning of section 1445(b)(2) of the Code and Treasury Regulations thereunder, and shall so certify pursuant to such regulations upon Buyer's request.

                           (i)      Neither the Company nor the Sellers has
made an election under section 338 of the Code nor taken any action that would result in any income tax liability to the Company as a result of a deemed election within the meaning of section 338 of the Code.

                           (j)      None of the property owned by the Company
is tax-exempt use property within the meaning of section 168(h) of the Code.

                           (k)      The Company has not entered into any
compensatory agreements with respect to the performance of services which payment thereunder would result in a nondeductible expense to the Company pursuant to section 280G of the Code or an excise tax to the recipient of such payment pursuant to section 4999 of the Code.

                           (l)      As of the Closing Date, the Company is not
a partner in any joint venture, partnership, or arrangement or contract that could be treated as a partnership for federal tax purposes.

                           (m)      Other than the result of this transaction,
none of the Company's tax attributes are subject to the limitations of Code sections 382, 383, or 384 or Treasury Regulation Section 1.1502-21(c).

                            (n)     As used in this Agreement, "Taxes" means
all taxes, charges, fees, levies, or other like assessments, including without limitation income, gross receipts, ad valorem, value added, premium, excise, real property, personal property, windfall profit, sales, use, transfer, license, withholding, employment, payroll, and franchise taxes imposed by: the United States or any other nation, state, or bilateral or multilateral governmental authority, any local governmental unit or subdivision thereof, or any branch, agency, or judicial body thereof ("Government"); and shall include any interest, fines, penalties, assessments, or additions to tax resulting from, attributable to, or incurred in connection with any such Taxes or any contest or dispute thereof.

                  2.10     Accounts Receivable

                  Set forth on Schedule 2.10 are a list of all the accounts receivable of the Company, and an aging schedule relating thereto, each as of September 30, 1996. Such accounts receivable are, and any accounts receivable arising between such date and the Closing Date will be, valid and subsisting and all such accounts receivable ("Accounts Receivable") arose or will have arisen in the ordinary and usual course of the business of the Company. The Accounts Receivable are not and will not be on the Closing Date subject to any counterclaim, set-off, defense, security interest, claim, or other encumbrance. Except to the extent of any reserve therefor on the Balance Sheet or paid in full prior to Closing, the Accounts Receivable are and will be current and collectible and will be paid in full, net of reserves, on or before 120 days after the Closing Date, less any discounts described on Schedule 2.10.

                  2.11     Inventories

                  Except as set forth on Schedule 2.11, all inventories held by the Company at any location are (a) valued on the Financial Statements at lower of cost or market, (b) merchantable in the ordinary course of business, and (c) except to the extent of any reserve therefor on the Balance Sheet, not obsolete, slow-moving, or damaged. The Company has all required traceability documentation to sell inventory at historical margins. Schedule 2.11 sets for a list of all slow moving inventory of the Company.

                  2.12     Absence of Certain Changes

                  Since September 30, 1996, except as set forth in the Financial Statements or Schedule 2.12 hereto, there has not been:

                           (a)      Any material adverse change in (i) the
business, financial condition or operations of the Company, or (ii) the condition of the assets and property, real and personal, tangible and intangible, of the Company (the "Property");

                           (b)      Any declaration, setting aside, or payment
of any dividend or any distribution (in cash or in kind) to any shareholder of the Company with respect to any securities of the Company, or any direct or indirect redemption, purchase, or other acquisition by the Company of any of its securities;

                           (c)      Any increase in compensation or other
remuneration payable to or for the benefit of or committed to be paid to or for the benefit of any shareholder, director, officer, agent, or employee of the Company, or in any benefits granted under any Plan with or for the benefit of any such shareholder, director, officer, agent, or employee;

                           (d)      Any transaction entered into or carried out
by the Company other than in the ordinary course of business;

                           (e)      Any borrowing or incurrence of any other
indebtedness, contingent or other, by or on behalf of the Company; or any endorsement, assumption, or guarantee of payment or performance of any loan or obligation of any other person or entity by the Company;

                           (f)      Any change made by the Company in its
methods of doing business or of accounting;

                           (g)      Any grant by the Company of any mortgage,
security interest, or other encumbrance with respect to the Property;

                           (h)      Any sale, lease, or disposition of, or any
agreement to sell, lease, or dispose of, any of its Property other than arm's-length sales, leases, or dispositions in the ordinary course of business of the Company to persons other than Affiliates of Sellers or the Company;

                           (i)      Any modification or termination of any
Contract set forth on Schedule 2.16 or any material term thereof;

                           (j)      Any purchase by the Company of capital
assets in excess of $10,000;

                           (k)      Any loan or advance made by the Company to
any person or entity except for advances not material in amount made in the ordinary course of business to employees who are not Affiliates of the Company; or

                           (l)      Any binding commitment or agreement by
Sellers or the Company to do any of the foregoing items (b) through (k).

                  2.13     No Breach of Law or Governing Document

                  The Company is not and, to the extent it would create a current or future liability of the Company in excess of $50,000, has not been in default under or in breach or violation of any applicable statute, law, treaty, convention, ordinance, decree, order, injunction, rule, directive, or regulation of any Government ("Law") (other than Environmental Law, which is covered by Section 2.15) or the provisions of any Government permit, franchise, or license, or any provision of its articles of incorporation or its bylaws. The Company has not received any notice alleging such default, breach, or violation. Neither the execution of this Agreement nor the Closing do or will constitute or result in any such default, breach, or violation.

                  2.14     Litigation

                  (a) There is no suit, claim, litigation, proceeding (administrative, judicial, or in arbitration, mediation or alternative dispute resolution), Government or grand jury investigation, or other action (any of the foregoing are referred to as an "Action") pending or, to the knowledge of Sellers or the Company, threatened against the Company or involving its business, any of its Property, or, in connection with its business, any of its shareholders, directors, officers, agents, or other personnel, including without limitation any Action challenging, enjoining, or preventing this Agreement or the consummation of the transactions contemplated hereby; (b) the Company is not and has not been subject to any order, writ, injunction, or decree of any court or other Government entity ("Order") other than Orders of general applicability; and (c) neither Sellers nor the Company has been or been threatened to be a party or subject to any Action or Order relating to personal injury, death, or property or economic damage arising from products of the Company.

                  2.15     Environmental Matters

                           (a)      Except as set forth on Schedule 2.15, all
assets and property currently or previously owned, leased, operated, or used by the Company or, in connection with the business of the Company ("Environmental Property"), all current and previous conditions on and uses of the Environmental Property, and all current and previous ownership and operations of the Environmental Property and the Company (including without limitation transportation and disposal of Hazardous Materials by or for the Company) comply in all material respects, and have at all times complied in all material respects, and do not cause, and have not caused material liability to be incurred by the Company under any Law relating to the protection of health or the environment, including without limitation: the Clean Air Act, the Federal Water Pollution Control Act, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Toxic Substance Control Act, any comparable state or foreign law, and the common law, including the law of nuisance and strict liability ("Environmental Law"). Except as set forth on Schedule 2.15 attached hereto, the Company is not in violation of and has not violated in any material respect any Environmental Law.

                           (b)      Except as set forth on Schedule 2.15, the
Company has properly obtained and is in compliance with all necessary permits, registrations, approvals, and licenses, and has properly made all filings with and submissions to any Government or other authority required by any Environmental Law. No deficiencies have been asserted by any such Government or authority with respect to such items.

                           (c)      Except as set forth on Schedule 2.15, there
has been no spill, discharge, leak, leaching, emission, migration, injection, disposal, escape, dumping, or release of any kind on, beneath, above, or into the Environmental Property or into the environment surrounding the Environmental Property in violation of Environmental Law of any (i) pollutants or contaminants, (ii) hazardous, toxic, infectious or radioactive substances, chemicals, materials or wastes (including without limitation those defined as hazardous under any Environmental Law), (iii) petroleum including crude oil or any derivative or fraction thereof, (iv) asbestos fibers, or (v) solid wastes ((i)-(v) collectively, "Hazardous Materials").

                           (d)      Except as set forth on Schedule 2.15, there
are and have been no (i) Hazardous Materials stored, disposed of, generated, manufactured, refined, transported, produced, or treated at, upon, or from the Environmental Property in violation of Environmental Law; (ii) asbestos fibers or materials or polychlorinated biphenyls on or beneath the Environmental Property, or (iii) underground storage tanks on or beneath the Environmental Property. Schedule 2.15 sets forth the name and address of each person and location involved in the transportation and disposal of Hazardous Materials on behalf of the Company or from the Environmental Property.

                  2.16     Contracts

                           (a)      Set forth on Schedule 2.16 is a list of
each written or oral contract, agreement, lease, indenture, and evidence of indebtedness, to which the Company currently is a party or of which it is a beneficiary which involves outstanding, contingent, or continuing liability or obligation of or to the Company ("Contract") and which (i) is material to the business, financial condition, or operations of the Company, (ii) involves (A) a guaranty, indemnity, or power of attorney, (B) a sharing of payments or joint venture, (C) a sales agency, representation, distributorship, or franchise arrangement, (D) restrictions on competition, (E) collective bargaining, works council, or union representation, or (F) an obligation in excess of $50,000,
(iii) is not terminable upon 30 days' notice without liability, (iv) has resulted or will result in a loss to the Company, or (v) is not in the ordinary course of business of the Company.

                           (b)      Each of the Contracts is a valid, binding
and enforceable obligation of the Company and, to the knowledge of the Company, the other parties thereto. Except as indicated on Schedule 2.16, (i) the Company is not, (ii) to the extent it would create a current or future material liability of the Company, the Company has not been, and (iii) to the knowledge of the Company, no other party to a Contract is, in default under or in breach or violation of any Contract, and no event has occurred that, through the passage of time or the giving of notice, or both, would constitute, and neither the execution of this Agreement nor the Closing hereunder do or will constitute or result in, such a default, breach, or violation, cause the acceleration of any obligation of any party thereto or the creation of a lien or encumbrance upon any Property or the Shares, or require any consent thereunder.

                  2.17     Intellectual Property

                  Except as set forth on Schedule 2.17:

                           (a)      There is no (i) patent, trademark, trade
name, service mark, or copyrighted work, (ii) registrations thereof and applications therefor, (iii) trade secret, software program, invention, proprietary process, or item of proprietary know-how or other intellectual property, or (iv) licenses, sublicenses, and agreements in respect thereof, used or licensed by or to the Company, to which the Company is a party, or which are otherwise included in the Property of the Company and are material to the business of the Company;

                           (b)      The Company is the exclusive owner of all
internally developed prospect lists, customer lists, projections, analyses, and market studies free and clear of all restrictions whatsoever, and has the unrestricted right to use any other such materials used by the Company but not internally developed;

                           (c)      The ownership, use, licensing, purchase, or
sale by or to the Company of any of the intellectual property used in the Business or other technology used in the business of the Company does not conflict with, contravene, infringe upon, interfere with, or violate any patent, trademark, copyright, or other intellectual property right of any third person or require the acquiescence, agreement, or consent of any third person; and

                           (d)      The intellectual property used in the
Business and other technology used in the business of the Company are not subject to a valid challenge or claim of infringement, interference or unfair competition or other claim and, to the knowledge of Sellers or the Company, the intellectual property used in the Business is not being infringed upon or violated by any third person.

                  2.18     Insurance

                  The Company has at all times maintained: (i) general comprehensive liability insurance against such risks as are customarily insured against by companies similar to the Company and in at least such amounts as are usually carried by persons engaged in the same or a similar business, and (ii) insurance as required by law or under any agreement to which the Company is or has been a party, including without limitation, unemployment and workers' compensation coverage. A list of each such insurance policy currently in effect is set forth on Schedule 2.18.

                  2.19     Officers, Directors, Employees, and Consultants

                  Set forth on Schedule 2.19 is a list of: (a) all current directors of the Company, (b) all current officers (with office held) of the Company, (c) all employees (active or other) of the Company, (d) all current paid consultants to the Company, and (e) all retirees and terminated employees of the Company for which the Company has any benefits responsibility or other continuing or contingent obligation, together, in each case other than current employees earning less than $25,000 per year, with the current rate of compensation (if any) payable to each.

                  2.20     Bank Accounts of the Company

                  Set forth on Schedule 2.20 is a list of the locations and numbers of all bank accounts and safe deposit boxes maintained by the Company, together with the names of all persons who are authorized signatories or have access thereto.

                  2.21     Transactions with Related Persons

                  Except as set forth on Schedule 2.21, the Company has no obligations, contractual or otherwise, owed to or owing from, directly or indirectly, Sellers or any Affiliate of Sellers. Except as set forth on
Schedule 2.21, no director, officer, Affiliate, or shareholder of the Company has any financial interest, direct or indirect, in any supplier or customer of, or other business which has any significant transactions or other business relationship with, the Company.

                  2.22     Labor Matters

                           (a)      There is no collective bargaining, works
council, union representation or similar agreement or arrangement to which the Company is or has been a party or by which it is or has been bound.

                           (b)      The Company is not and has not engaged in
any unfair labor practice;

                           (c)      There is no labor strike, dispute,
slowdown, or stoppage pending or, to the knowledge of Sellers or the Company, threatened against the Company;

                           (d)      No right of representation exists
respecting the Company's employees;

                           (e)      No collective bargaining agreement is
currently being negotiated and no organizing effort is currently being made with respect to the Company's employees; and

                           (f)      No current or former employee of the
Company has any claim against the Company on account of or for (i) overtime pay, other than overtime pay for the current payroll period, (ii) wages or salary (excluding current bonus, accruals and amounts accruing under pension and profit-sharing plans) for any period other than the current payroll period,
(iii) vacation, time off or pay in lieu of vacation or time off, other than that earned in respect of the current fiscal year, or (iv) any violation of any Law relating to minimum wages or maximum hours of work.

                  2.23     Employee Benefit Matters

                           (a)      Except as set forth on Schedule 2.23, the
Company does not have outstanding and is not a party to or subject to liability under: (i) any agreement, arrangement, plan, or policy, whether or not considered legally binding, that involves (A) any pension, retirement, profit sharing, deferred compensation, bonus, stock option, stock purchase, health, welfare, or incentive plan; or (B) welfare or "fringe" benefits, including without limitation vacation, severance, disability, medical, hospitalization, dental, life and other insurance, tuition, company car, club dues, sick leave, maternity, paternity or family leave, or other benefits; or (ii) any employment, consulting, engagement, or retainer agreement or arrangement ((i) and (ii) together the "Plans" and each item thereunder a "Plan"). True, correct, and complete copies of all documents creating or evidencing any Plan listed on Schedule 2.23 have been delivered to Buyer. There are no negotiations, demands or proposals which are pending or threatened or which have been made since January 1, 1996 which concern matters now covered, or that would be covered, by the foregoing types of agreement, arrangement, plan, or policy other than negotiations and proposals related to changing health care coverage for employees which became effective November 1, 1996.

                           (b)      Each Plan has been administered in
compliance in all material respects with its terms, and, except as set forth on
Schedule 2.23, in compliance in all material respects with, and neither Sellers nor the Company has any direct or indirect material liability under, the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or other Law applicable to any Plan. Each Plan that is intended to qualify under
Section 401(a) or Section 509(c)(9) of the Code has received a favorable determination letter from the Internal Revenue Service (a copy of which has been provided to Buyer) and related trusts have been determined to be exempt from taxation. Nothing has occurred that would cause and no Action is pending or, to the knowledge of Sellers or the Company, threatened which could result in the loss of such exemption or qualification.

                           (c)      (i) The Company has not made any
contributions to any multi-employer plan (as defined in ERISA) or to any pension plan subject to the minimum funding standards of ERISA or Title IV of ERISA, (ii) the Company has never been a member of a controlled group which contributed to any such plans and (iii) the Company has never been under common control with an employer which contributed to any such plans.

                           (d)      The Company has not terminated or taken
action to terminate any employee benefit plans since January 1, 1994.

                           (e)      All of the Plans, to the extent applicable,
are in compliance in all material respects with the continuation of health benefit provisions contained in the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and with Section 1862(b)(4)(A)(i) of the Social Security Act, and the Company does not have any material liability for any excise tax imposed by Code Section 5000.

                  2.24     Discrimination and Occupational Safety and Health

                  No person has any valid claim, or, to the knowledge of the Sellers or the Company, basis for any Action against the Company arising out of any Law relating to discrimination in employment or employment practices or occupational safety and health standards. Since January 1, 1994, neither of the Sellers nor the Company has received any notice from any person alleging a violation of such law or occupational safety or health standards.

                  2.25     Product Warranties

                  Set forth on Schedule 2.25 are the standard forms of product warranties and guarantees used by the Company, and copies of all other material outstanding product warranties and guarantees. Except as set forth on Schedule 2.25, since January 1, 1994 no product warranty or similar claims have been made against the Company except routine claims as to which, in the aggregate, losses and expenses in respect of repair or replacement of merchandise do not and will not exceed $25,000. The aggregate loss and expense attributable to product, warranty and similar claims now pending or hereafter asserted with respect to products sold on or prior to the Closing Date will not exceed $25,000.

                  2.26     Product Liability Claims

                  None of the Sellers or the Company has received notice or information as to any claim or allegation of personal injury, death, or property or economic damages, any claim for punitive or exemplary damages, any claim for contribution or indemnification, or any claim for injunctive relief in connection with any product manufactured, sold, distributed or otherwise put in commerce by or in connection with any service provided by the Company ("Product Liability Claims") since January 1, 1994. With respect to products manufactured, sold, distributed or put in commerce or services provided at any date on or prior to the Closing Date, there will be no loss and expense attributable to any Product Liability Claim which is asserted after the date of this Agreement, exclusive of any recovery or coverage under any insurance policy.

                  2.27     Governmental Approvals and Filings

                  Neither Sellers nor the Company is required to obtain any approval, consent, or authorization of, or to make any declaration or filing with, any Government for the valid execution and delivery of this Agreement or any other agreement to be delivered hereunder, the purchase and sale of the Shares, or the performance or consummation of the respective transactions contemplated hereby or thereby.

                  2.28     Disclosure

                  Each Schedule and each document attached as or on a Schedule is true, correct, and complete in all material respects. No representation or warranty by Sellers in this Agreement or any Schedule referred to herein or in any agreement to be delivered hereunder, and no written statement, certificate, or other writing furnished to Buyer by or on behalf of Sellers pursuant hereto or thereto contains or will contain as of the Closing Date any untrue statement of a material fact or any omission of a material fact necessary to make the respective statements contained herein or therein, in light of the circumstances under which the statements were made, not misleading.

                  2.29     Brokers, Finders

                  No finder, broker, agent, or other intermediary, acting on behalf of Sellers or the Company, is entitled to a commission, fee, or other compensation or obligation in connection with the negotiation or consummation of this Agreement or any of the transactions contemplated hereby. Sellers will be solely responsible for any and all items, including indemnification obligations, related to any such arrangements.

                                  ARTICLE III
                    REPRESENTATIONS AND WARRANTIES OF BUYER

                  Buyer hereby makes the following representations and warranties to Sellers, each of which is true and correct on the date hereof and each of which shall survive the Closing:

                  3.1      Authorization

                  Buyer is a corporation, duly organized, validly existing and in good standing under the laws of Texas. Buyer has all requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby. This Agreement constitutes a valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms.

                  3.2      Brokers, Finders

                  No finder, broker, agent, or other intermediary, acting on behalf of Buyer, is entitled to a commission, fee, or other compensation or obligation in connection with the negotiation or consummation of this Agreement or any of the transactions contemplated hereby. Buyer will be solely responsible for any and all items, including indemnification obligations, related to such arrangements.

                  3.3      Access to Company

                  Representatives of Buyer have had reasonable access to the personnel, premises, properties, books, records, and data of the Company; provided, however, no such access or investigation, and no investigation or discovery of facts by Buyer, shall affect Buyer's right to recover for any breach of any representation or warranty of Sellers hereunder.

                                   ARTICLE IV
                       CONDITIONS TO BUYER'S OBLIGATIONS

                  The obligations of Buyer at Closing shall be subject to the satisfaction at Closing of each of the following conditions (unless waived in writing by Buyer):

                  4.1      Representations and Warranties

                  Sellers' representations and warranties set forth in Article II shall have been true and correct in all respects when made and shall be true and correct in all respects on the Closing Date as though such representations and warranties were made at and as of such date and time.

                  4.2      Performance of Agreement

                  Sellers and the Company shall have fully performed and complied with all covenants, conditions, and other obligations under this Agreement to be performed or complied with by them at or prior to Closing.

                  4.3      Closing Certificate

                  Sellers shall have delivered to Buyer at Closing a certificate of Sellers, dated the Closing Date, to the effect that the conditions set forth in Sections 4.1 and 4.2 have been satisfied. Such certificate shall be deemed an additional representation and warranty of Sellers hereunder.

                  4.4      Contributions Certificate

                  Sellers shall have delivered to Buyer prior to Closing a certificate of Sellers Capital Contributions. The contents of such certificate shall be deemed an additional representation and warranty of Sellers hereunder.

                  4.5      Bank Certificate

                  Sellers shall have delivered to Buyer at Closing a certificate of the Bank stating that all of the Bank Debt has been fully paid and releasing the Company from its obligations under the related revolving loan agreement and security agreement.

                  4.6      Approvals

                  All required consents and approvals from Governments and under Contracts shall have been obtained and all waiting periods required by Law shall have expired.

                  4.7      No Adverse Proceeding

                  No action shall have been instituted and remain pending before a grand jury or court or other Government entity (a) for the purpose of enjoining or preventing the consummation of this Agreement or any of the transactions contemplated hereby or (b) which claims that this Agreement, such transactions, or their consummation, is illegal.

                  4.8      Opinion of Counsel

                  Sellers shall have delivered to Buyer at Closing an opinion of Sellers' counsel, in the form attached as Exhibit 4.8, dated as of the Closing Date.

                  4.9      Employment Agreements

                  At Closing, Craig A. Herndon shall have executed and delivered an Employment Agreement in substantially the form attached hereto as
Exhibit 4.9(a) and Scott R. Herndon shall have executed and delivered an Employment Agreement in substantially the form attached hereto as Exhibit 4.9(b) and LeVona M. Herndon shall have executed and delivered an Employment Agreement in substantially the form attached hereto as Exhibit 4.9(c).

                  4.10     Lease

                  Herndon Properties, L.L.C. shall have executed and delivered at Closing the Lease in substantially the form attached hereto as Exhibit 4.10.

                  4.11     Earn-out Agreement

                  Sellers shall have executed and delivered at Closing the Earn-out Agreement in substantially the form attached hereto as Exhibit 1.2.

                  4.12     Non-Competition Agreements

                  Craig A. Herndon and Scott R. Herndon shall have each separately executed and delivered at Closing a Non-Competition Agreement in substantially the form attached hereto as Exhibit 4.12.

                  4.13     Extension

                  The Company shall have obtained and delivered to the Buyer the fully executed extension of the Just In Time Agreement between the Company and McDonnell Douglas dated on or prior to the Closing Date ("JIT Agreement"), such extension to be on terms consistent with or more favorable to the Company than the JIT Agreement.

                  4.14     Stock Option Agreement

                  Craig A. Herndon and Scott R. Herndon and the individuals set forth on Schedule 4.14 shall each separately have executed and delivered a Stock Option Agreement in substantially the form attached hereto as Exhibit 4.14.

                  4.15     Resignations

                  At the option of Buyer, all directors of the Company shall have submitted to Buyer their resignations from all positions held with the Company.

                  4.16     Escrow Agreement

                  Certain of the Shareholders and the Escrow Agent shall have executed and delivered the Escrow Agreement, in the form attached as Exhibit 1.2, dated as of the Closing Date.

                                   ARTICLE V
                       CONDITIONS TO SELLERS' OBLIGATIONS

                  The obligations of Sellers at Closing shall be subject to the satisfaction at the Closing of the following conditions (unless waived in writing by Sellers):

                  5.1      Representations and Warranties

                  Buyer's representations and warranties set forth in Article III shall have been true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date as though such representations and warranties were made at and as of such date and time.

                  5.2      Performance of Agreement

                  Buyer shall have fully performed and complied with all covenants, conditions, and other obligations under this Agreement to be performed or complied with by it at or prior to the Closing.

                  5.3      Certificate

                  Buyer shall have delivered to Sellers at the Closing a certificate of Buyer executed by an executive officer of Buyer, dated the Closing Date, to the effect that the conditions set forth in Sections 5.1 and
5.2 have been satisfied. Such certificate shall be deemed an additional representation and warranty of Buyer hereunder.

                  5.4      Employment Agreements

                  The Company shall have executed and delivered Employment Agreements in substantially the form attached hereto as Exhibits 4.9(a), 4.9(b), and 4.9(c) with respect to the employment of Craig A. Herndon, Scott R. Herndon and LeVona M. Herndon.

                  5.5      Lease

                  The Company shall have executed and delivered the Lease in substantially the form attached hereto as Exhibit 4.10.

                  5.6      Earn-out Agreement

                  Buyer shall have executed and delivered the Earn-out Agreement in substantially the form attached hereto as Exhibit 1.2.

                  5.7      Stock Option Agreement

                  Buyer shall have caused the execution of the Stock Option Agreements in substantially the form attached hereto as Exhibit 4.14, with respect to Craig A. Herndon and Scott R. Herndon and the individuals set forth on Schedule 4.14.

                  5.8      No Adverse Proceeding

                  No action shall have been instituted and remain pending before a grand jury or court or other Government entity (a) for the purpose of enjoining or preventing the consummation of this Agreement or any of the transactions contemplated hereby or (b) which claims that this Agreement, such transactions, or their consummation, is illegal.

                  5.9      Escrow Agreement

                  Buyer and Escrow Agent shall have executed and delivered the Escrow Agreement and Buyer shall have deposited the Escrow Amount with the Escrow Agent.

                                   ARTICLE VI
                      ADDITIONAL COVENANTS OF THE PARTIES

                  6.1      Conduct of Business Before Closing

                  Until the Closing, except as otherwise specifically provided in this Agreement or disclosed on the Schedules hereto, Sellers shall (a) cause the Company to operate in the ordinary course of business and (b) not take or permit the Company to take any action which would require a change or addition to or deletion from the disclosures of Sellers pursuant to subsections 2.12(b) through 2.12(l), without the prior written consent of Buyer.

                  6.2      Access to Records

                           (a)      Until the Closing, Sellers shall cause the
Company to afford to authorized representatives of Buyer reasonable access to all personnel, premises, properties, books, records, and data of the Company and, insofar as they relate to the operations of the Company, Sellers. No such access or investigation, and no other investigation or discovery of facts by Buyer, shall affect Buyer's right to recover for any breach of any representation or warranty of Sellers hereunder.

                           (b)      From and after the Closing, Buyer shall
cause the Company to afford to authorized representatives of Sellers reasonable access during normal business hours to such records of the Company as the Sellers may reasonably require to prosecute or defend any litigation or investigation by Government (including without limitation tax audits); provided that Sellers shall reimburse Buyer for all expenses and costs incurred in connection therewith.

                  6.3      Confidentiality

                  Neither Party to this Agreement shall make any public disclosure of the terms hereof or the transactions contemplated hereby without the prior written consent of the other Party, except as required by law. If the Closing does not occur, Buyer, and if the Closing does occur, Sellers shall not disclose to any third person any confidential information relating to the Company without the prior written consent of the other Party.

                  6.4      Shareholder Loan

                  Prior to the Closing, the Shareholders anticipate entering into a loan agreement with the Bank ("Shareholder Loan") pursuant to which the Shares will be pledged as collateral (the "Mercantile Pledge"). The Shareholders covenant and agree to extinguish the Shareholder Loan and obtain a release of the Mercantile Pledge as soon as practicable after the Closing and in no event later than two business days after Closing.

                  6.5      Further Assurances

                  From and after the Closing, the Parties shall do such acts and execute such documents and instruments as may be reasonably required to make effective the transactions contemplated hereby.

                                  ARTICLE VII
                                INDEMNIFICATION

                  7.1      Indemnification of Buyer

                  Sellers shall hold Buyer, and, from and after the Closing, the Company, and the shareholders, directors, officers, successors, assigns, and agents of each of them (the "Buyer Indemnified Persons"), harmless and indemnify each of them from and against, and waives any claim for contribution or indemnity with respect to, any and all claims, losses, damages, liabilities, expenses or costs ("Losses"), plus reasonable attorneys' fees and expenses incurred in connection with Losses and/or enforcement of this Agreement, plus interest from the date incurred through the date of payment at the prime lending rate of Citibank, N.A. from time to time prevailing (in all, "Indemnified Losses") incurred or to be incurred by any of them to the extent resulting from or arising out of any breach or violation of Sellers' representations, warranties, covenants, or agreements contained in this Agreement, including provisions of this Article VII.

                  7.2      Indemnification of Sellers

                  Buyer shall hold Sellers, their permitted assigns, and agents (the "Sellers Indemnified Persons") harmless and indemnify each of them from and against any and all Indemnified Losses incurred or to be incurred by any of them, to the extent resulting from or arising out of any breach or violation of Buyer's representations, warranties, covenants and agreements contained in this Agreement, including the provisions of this Article VII.

                  7.3      Survival

                  The respective representations and warranties made by the Parties in Articles II and III and certificates under Sections 4.3 and 5.3 shall survive the Closing Date but shall expire on December 31, 1998 unless a claim with respect thereto shall have been made pursuant to Section 7.1 prior to such date against the Party responsible for indemnification hereunder (the "Indemnifying Party"); provided, that the foregoing shall not apply to representations and warranties under Sections 2.1, 2.2, and 2.9, or a certificate relating thereto, which shall survive without limitation hereunder.

                  7.4      Limitations

                  The Buyer Indemnified Persons shall not be entitled to recover Indemnified Losses for breaches or violations of representations or warranties under Article II or the certificate with respect thereto under
Section 4.3, or indemnified with respect thereto under Section 7.1,

                  (A) unless such Indemnified Losses exceed $50,000 in the aggregate, and only to the extent such Indemnified Losses exceed such amount; or

                  (B) to the extent such Indemnified Losses exceed $7,200,000 (the "Maximum Amount"), once Sellers have made payments to or on behalf of Buyer Indemnified Persons with respect to such Indemnified Losses in such amount.

The foregoing limitations shall not apply to the extent Indemnified Losses result from or arise out of any intentional breach or violation of any provision of this Agreement.

                  7.5      Notice of Claim

                  In the event that Buyer seeks indemnification on behalf of a Buyer Indemnified Person, or Sellers seeks indemnification on behalf of a Sellers Indemnified Person, such Party seeking indemnification (the "Indemnified Party") shall give written notice to the Indemnifying Party specifying the facts constituting the basis for such claim and the amount, to the extent known, of the claim asserted. The Indemnifying Party shall pay the amount of any valid claim not more than 30 days after the Indemnified Party provides notice to the Indemnifying Party of such amount.

                  7.6      Right to Contest Claims of Third Persons

                  If an Indemnified Party is entitled to indemnification hereunder because of a claim asserted by any claimant (other than an indemnified person hereunder) ("Third Person"), the Indemnified Party shall give the Indemnifying Party reasonably prompt notice thereof after such assertion is actually known to the Indemnified Party; provided, however, that the right of a person to be indemnified hereunder in respect of claims made by a Third Person shall not be adversely affected by a failure to give such notice unless, and then only to the extent that, an Indemnifying Party is prejudiced thereby. The Indemnifying Party shall have the right, upon written notice to the Indemnified Party, and using counsel reasonably satisfactory to the Indemnified Party, to investigate, secure, contest, or settle the claim alleged by such Third Person (a "Third-Person Claim"), provided that the Indemnifying Party has unconditionally acknowledged to the Indemnified Party in writing his or its obligation to indemnify the persons to be indemnified hereunder with respect to such Third-Person Claim; the Indemnified Party may thereafter participate in (but not control) the defense of any such Third-Person Claim with its own counsel at its own expense, unless separate representation is necessary to avoid a conflict of interest, in which case such representation shall be at the expense of the Indemnifying Party. Unless and until the Indemnifying Party so acknowledges his or its obligation to indemnify, the Indemnified Party shall have the right, at its option, to assume and control defense of the matter and to look to the Indemnifying Party for the full amount of the costs of defense. The failure of the Indemnifying Party to respond in writing to the aforesaid notice of the Indemnified Party with respect to such Third-Person Claim within twenty (20) days after receipt thereof shall be deemed an election not to defend the same. If the Indemnifying Party does not so acknowledge his or its obligation to indemnity and assume the defense of any such Third-Person Claim, (a) the Indemnified Party may defend against such claim, in such manner as it may deem appropriate, including, but not limited to, settling such claim, after giving notice of the same to the Indemnifying Party, on such terms as the Indemnified Party may deem appropriate, and (b) the Indemnifying Party may participate in (but not control) the defense of such action, with its own counsel at its own expense. If the Indemnifying Party thereafter seeks to question the manner in which the Indemnified Party defended such Third-Person Claim or the amount or nature of any such settlement, the Indemnifying Party shall have the burden to prove by clear and convincing evidence that conduct of the Indemnified Party in the defense and/or settlement of such Third-Person Claim constituted gross negligence or willful misconduct. The Parties shall make available to each other all relevant information in their possession relating to any such Third-Person Claim and shall cooperate in the defense thereof.

                  7.7      Limitation of BTC Liability

                  Although Boatmen's Trust Company ("BTC") serves as a co-trustee of the Price B. Herndon Living Trust (the "P.B. Herndon Trust"), BTC shall have no liability or obligation to Buyer under this Agreement (other than its obligations under Section 1.5 to deliver endorsed certificates evidencing the Shares held by the P.B. Herndon Trust); provided, however this Section 7.7 shall in no way limit the liability or obligations of the P. B. Herndon Trust or its beneficiaries under this Agreement.

                                  ARTICLE VIII
                            MISCELLANEOUS PROVISIONS

                  8.1      Notice

                  All notices, requests, demands, and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given and made upon being delivered either by courier or fax delivery to the Party for whom it is intended, provided that a copy thereof is deposited, postage prepaid, certified or registered mail, return receipt requested, in the United States mail, bearing the address shown in this
Section 8.1 for, or such other address as may be designated in writing hereafter by, such Party:


                           If to Buyer:

                           c/o Banner Aerospace, Inc.
                           300 West Service Road
                           P.O. Box 20260
                           Dulles International Airport
                           Washington, D.C. 20041
                           Attention: Warren Persavich, Senior Vice President and Chief Financial Officer

                           With a copy to:

                           Bryan Cave LLP
                           211 N. Broadway, Suite 3600
                           St. Louis, Missouri 63102
                           Attention:  Peter D. Van Cleve

                           If to Sellers:

                           Scott R. Herndon and Hope Herndon
                           717 High Hill Court
                           Lake St. Louis, MO 63367

                           LeVona M. Herndon
                           31 Hallowway Drive
                           Lake St. Louis, MO 63367

                           Craig A. Herndon
                           33 Eagles Landing
                           Lake St. Louis, MO 63317


                           With a copy to:

                           Suelthaus & Walsh P.C.
                           7733 Forsyth Boulevard
                           12th Floor
                           St. Louis, Missouri 63105
                           Attention:  Stuart H. Zimbalist


                  8.2      Entire Agreement

                  This Agreement and the Schedules and Exhibits hereto embody the agreement and understanding of the parties hereto with respect to the subject matter hereof, and supersede all prior agreements and understandings relative to such subject matter.

                  8.3      Assignment; Binding Agreement

                  This Agreement and various rights and obligations arising hereunder shall inure to the benefit of and be binding upon Buyer, its successors, and permitted assigns and Sellers, their successors, and permitted assigns. Neither this Agreement nor any of the rights, interests, or obligations hereunder shall be transferred, delegated, or assigned (by operation of law or otherwise) by either of the Parties hereto without the prior written consent of the other Party (which consent shall not be unreasonably withheld), except that Buyer shall have the right to transfer and assign its rights hereunder to purchase the Shares and any other rights or benefits afforded to it by this Agreement to any entity which at the time of such transfer and assignment is controlled by Buyer.

                  8.4      Counterparts

                  This Agreement may be executed simultaneously in multiple counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

                  8.5      Headings; Interpretation

                  The article and section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of the Agreement. Each reference in this Agreement to an Article, Section, Schedule or Exhibit, unless otherwise indicated, shall mean an Article or a Section of this Agreement or a Schedule or Exhibit attached to this Agreement, respectively. References herein to "days", unless otherwise indicated, are to consecutive calendar days. All Parties have participated substantially in the negotiation and drafting of this Agreement and agree that no ambiguity herein should be construed against the draftsman.

                  8.6      Expenses

                  Except as provided in the following sentence, Sellers (and not the Company) shall pay all costs and expenses incurred on behalf of itself or the Company in connection with the negotiation, preparation, and execution of this Agreement and the consummation of the transactions contemplated hereby, including, without limitation, fees and expenses of attorneys and accountants ("Transaction Expenses"). Within two business days after the Closing, Sellers shall reimburse the Company for all Transaction Expenses paid by the Company at any time prior to the Closing provided that attorneys' fees paid by the Company prior to October 31, 1996 may be incurred by the Company without reimbursement by Sellers. Buyer (and not the Company) shall pay all Transaction Expenses incurred on behalf of itself.

                  8.7      Termination of the Agreement

                  This Agreement may be terminated by a Party hereto without further liability or obligation if (a) such Party is not in breach or violation hereof and (b) the conditions to such Party's obligations at Closing have not been satisfied by April 15, 1997.

                  8.8      Remedies Cumulative

                  All rights and remedies of the Parties under this Agreement are cumulative and without prejudice to any other rights or remedies under Law.

                  8.9      Governing Law

                  This Agreement shall in all respects be construed in accordance with and governed by the substantive laws of the State of Missouri without reference to its choice of law rules.

                  THIS AGREEMENT CONTAINS A BINDING ARBITRATION PROVISION WHICH MAY BE ENFORCED BY THE PARTIES.

                  IN WITNESS WHEREOF, each of the Parties hereto has caused this Agreement to be executed as of the date first above written.


                             BUYER:

                             DALLAS AEROSPACE INC.


                             By:
                                --------------------------------------
                                  Warren Persavich, Vice President


                             SELLERS



                             -----------------------------------------
                             Craig A. Herndon




                             -----------------------------------------
                             Craig A. Herndon as Trustee of the Craig A.
                             Herndon Living Trust, as amended




                             -----------------------------------------
                             Scott R. Herndon




                             -----------------------------------------
                             Hope Herndon




                             -----------------------------------------
                             Scott R. Herndon as Trustee of the Scott R.
                             Herndon Living Trust, as amended




                             -----------------------------------------
                             Hope Herndon as Trustee of the Scott R. Herndon Living Trust, as amended




                             -----------------------------------------
                             LeVona M. Herndon

                             -----------------------------------------
                             LeVona M. Herndon as Co-Trustee of the Price B. Herndon Living Trust, as amended




                             -----------------------------------------
                             Boatmen's Trust Company as Co-Trustee of the
                             Price B. Herndon Living Trust, as amended